Exhibit 16.1

March 28, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read InfoSonics Corporation’s statements included under Item 4.01 of its Form 8-K filed on March 28, 2018 and we agree with such statements concerning our firm.

/s/ SingerLewak LLP

 SingerLewak LLP